UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2016 (December 13, 2016)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 832-2420
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 13, 2016, the Board of Directors (the “Board”) of Mead Johnson Nutrition Company (the “Company”) amended and restated the Company’s Amended and Restated By-laws (as so amended and restated, the “By-laws”) to allow eligible stockholders to include, along with the candidates nominated by the Board, their own nominees for election to the Board in the Company’s proxy materials for the annual meeting of stockholders (the “Proxy Access By-law”). The Proxy Access By-law permits any stockholder, or group of up to 20 stockholders, who has maintained continuous qualifying ownership of 3% or more of the Company’s outstanding common stock for at least the previous three years and owns such common stock through the date of the annual meeting to include in the Company’s proxy materials its director nominees constituting up to the greater of two individuals or 20% of the Board, provided that such stockholder and its nominees satisfy the requirements specified in the Proxy Access By-law. Proxy access will first be available to stockholders in connection with the Company’s 2018 annual meeting.

The By-laws also include certain conforming modifications to the advance notice by-law provisions and other technical and administrative changes.

The foregoing description of the By-laws is qualified in its entirety by reference to the text of the By-laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated By-laws of Mead Johnson Nutrition Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: December 14, 2016	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary